Begin forwarded message:

From: Goldy Greenfeld [redacted]
Subject: Re: Balance
Date: November 2, 2020 at 1:27:52 PM EST
To: Hermann Burckhardt [redacted]

correct

On Mon, Nov 2, 2020 at 12:40 PM Hermann Burckhardt [redacted] wrote:

> Goldy, With this balance we are done with the entire note principal and interest?
>
> Begin forwarded message:
>
> **From:** Goldy Greenfeld [redacted]
> **Subject: Re: Balance**
> **Date:** November 2, 2020 at 12:24:16 PM EST
> **To:** Hermann Burckhardt [redacted]
>
> Hi Hermann
>
> I noticed that on the last conversion I over converted on the interest which should be applied towards principal leaving a balance of $132.54- not worth to convert just mail a check for the balance

PUGET TECHNOLOGIES, INC.
A publicly held Nevada corporation

1200 North Federal Highway; Suite 200-A; Boca Raton, Florida 33432

Hermann Burckhardt
President and Chief Executive Officer

Thomas Jaspers
Secretary, Treasurer and Chief Financial Officer

November 5, 2020

Aryeh Goldstein
Managing Member
Adar Bays, LLC
3411 Indian Creek Drive
Suite 403
Miami Beach, Florida 33140

Re.: Convertible Note issued by Puget Technologies, Inc., and satisfaction of settlement and judgment Adar Bays LLC v Puget Technologies Inc. and Hermann Burckhardt, Case No. 15-cv-08860 in the United States District Court for the Southern District of New York (the "Court") in Case No. 15-cv-08860

Dear Aryeh,

Confirming my recent conversation with Goldy Greenfeld of your office, enclosed please find a check in the amount of $132.54 which constitutes the final payment under the above referenced note and in the above referenced litigation.

Finally!!! Thank you for your patience and collaboration.

Puget Technologies, Inc.

Hermann Burckhardt
President

WesternUnion WU

THIS DOCUMENT CONTAINS A TRUE WATERMARK - HOLD UP TO LIGHT TO VIEW

Payable at Wells Fargo Bank Grand Junction - Downtown, N.A., Grand Junction, Colorado

MONEY ORDER

PUBLIX #0031

19-188899233

A 325206 D 110520
T 1329 15
191888992333 L 000031

$ 132.54

PAY EXACTLY ONE HUNDRED THIRTY-TWO DOLLARS AND FIFTY-FOUR CENTS

PAY TO THE ORDER OF Adar Bays, LLC Final Settlement

From Puget Technologies, INC.

PURCHASER'S SIGNATURE

⑆102100400⑆ 4019188899 2333⑈